UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2012

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 8, 2012, MetLife, Inc. (“MetLife”) entered into (i) an underwriting agreement (attached hereto as Exhibit 1.1 and incorporated herein by reference) (the “Underwriting Agreement”) and (ii) a pricing agreement (attached hereto as Exhibit 1.2 and incorporated herein by reference) (the “Pricing Agreement”) relating to the sale of $750 million aggregate principal amount of its 4.125% Senior Notes due 2042 (the “Senior Notes”), each among MetLife and Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several underwriters named in Schedule I to the Pricing Agreement (the “Underwriters”).

The Senior Notes were offered and sold pursuant to the shelf registration statement on Form S-3 (File No. 333-170876), filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 30, 2010, and a prospectus supplement related to the Senior Notes dated August 8, 2012 (filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933).

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits

1.1	Underwriting Agreement, dated August 8, 2012, among MetLife and the representatives of the Underwriters

1.2	Pricing Agreement, dated August 8, 2012, among MetLife and the representatives of the Underwriters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name:	Christine M. DeBiase
Title:	Vice President and Secretary

Date: August 9, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

1.1	Underwriting Agreement, dated August 8, 2012, among MetLife and the representatives of the Underwriters

1.2	Pricing Agreement dated, August 8, 2012, among MetLife and the representatives of the Underwriters

5